POWER OF ATTORNEY
Each of the undersigned Trustees of State Street Master Funds (the “Master Trust”) hereby constitutes and appoints Julie Tedesco, Esq., David James, Esq., and Brian C. Poole, Esq., each of them with full powers of substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name and on his or her behalf in any and all capacities the Registration Statements on Form N-1A, and any and all amendments thereto, and all other documents, filed by the Master Trust or its affiliates with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended, and (as applicable) the Securities Act of 1933, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Master Trust or its affiliates to comply with such Acts, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction, including all documents necessary to ensure the Master Trust has insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned hereby ratifies and confirms as his or her own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. The undersigned hereby revokes any Powers of Attorney previously granted with respect to the Master Trust concerning the filings and actions described herein.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 18th day of February 2010.

SIGNATURE	TITLE

/s/ Rina K. Spence	Trustee

Rina K. Spence

/s/ William L. Boyan	Trustee

William L. Boyan

/s/ Michael F. Holland	Trustee

Michael F. Holland

/s/ Douglas T. Williams	Trustee

Douglas T. Williams

K&L Gates llp 1601 K Street NW Washington, DC 20006-1600

t 202.778.9000 www.klgates.com
April 30, 2010
VIA EDGAR
U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:	American Beacon Funds File Nos. 033-11387; 811-04984 Post Effective Amendment No. 86
Dear Sir or Madam:
     Pursuant to Section 8(c) of the Securities Act of 1933, as amended (the “1933 Act”), and pursuant to the Investment Company Act of 1940, as amended, and the regulations thereunder, transmitted herewith on behalf of the American Beacon Funds (the “Trust”) is Post-Effective Amendment No. 86 to the Trust’s currently effective Registration Statement on Form N-1A (“PEA 86”). This transmission contains a conformed signature page, the manually signed original of which is maintained at the offices of the Trust.
     The purposes of this filing are to: (1) respond to comments regarding Post-Effective Amendment No. 81 provided by the Staff of the Securities and Exchange Commission; (2) update the Trust’s financial statements; and (3) update other information and make other non-material changes to the Fund’s prospectus and statement of additional information.
     PEA 86 will become automatically effective upon filing pursuant to Rule 485(b) of the 1933 Act. If you have any questions or comments concerning the foregoing, please call me at (202) 778-9187.
Very truly yours,
/s/ Francine Rosenberger
Francine J. Rosenberger
Attachments

cc:	Rosemary Behan American Beacon Advisors, Inc.

K&L Gates llp 1601 K Street NW Washington, DC 20006-1600

t 202.778.9000 www.klgates.com
April 30, 2010
U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:	American Beacon Funds File Nos. 33-11387; 811-4984 Post-Effective Amendment No. 86
Ladies and Gentlemen:
     We have acted as counsel to American Beacon Funds (the “Trust”) in connection with the preparation of Post-Effective Amendment No. 86 to the Trust’s Registration Statement on Form N-1A (the “Amendment”), and we have reviewed a copy of the Amendment being filed with the Securities and Exchange Commission.
     Pursuant to paragraph (b)(4) of Rule 485 under the Securities Act of 1933, we represent that, based on our review and our assessment of the disclosure changes being effected by the Amendment, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.
Very truly yours,
/s/ K&L Gates LLP